As filed with the Securities and Exchange Commission on November 3, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Glacier Bancorp, Inc.
(Exact names of registrant as specified in Its Charter)

Montana (State or jurisdiction of incorporation or organization)	81-0519541 (I.R.S. Employer Identification No.)

49 Commons Loop, Kalispell, Montana 59901 (406) 756-4200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Copies of Communications to:
Michael J. Blodnick
President and Chief Executive Officer
49 Commons Loop
Kalispell, Montana 59901
(406) 756-4200
(Name, address, including zip code,
and telephone number,
including area code, of agent for service)
Stephen M. Klein William E. Bartholdt Graham & Dunn PC Pier 70 2801 Alaskan Way, Suite 300 Seattle, Washington 98121

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)(2)	Per Unit(1)(2)	Price(1)(2)	Registration Fee(3)
Common Stock, $.01 Par Value per Share
Preferred Stock, $.01 Par Value per Share
Common Stock Purchase Warrants
Total			$250,000,000

(1)	Omitted pursuant to Form S-3 General Instruction II.E.

(2)	An indeterminate number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS
$250,000,000

Glacier Bancorp, Inc

Common Stock
Preferred Stock
Common Stock Purchase Warrants

We may offer and sell, from time to time in one or more offerings, shares of our common stock, $.01 par value per share, shares of our preferred stock, $.01 par value per share, and warrants to purchase shares of our common stock.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell our securities on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of our securities. If any agents, dealers or underwriters are involved in the sale of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts and will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Our net proceeds from the sale of our securities will also be set forth in the applicable prospectus supplement. Our common stock is listed on the Nasdaq Global Select Market under the symbol “GBCI.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page B-1 of this prospectus, as well as in supplements to this prospectus.

SHARES OF OUR COMMON STOCK, PREFERRED STOCK AND COMMON STOCK PURCHASE WARRANTS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY OF OUR BANK OR NON-BANK SUBSIDIARIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 3, 2008.

B-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

We may in the future add one or more additional classes of securities to the shelf registration statement of which this prospectus is a part, by filing a post-effective amendment to the registration statement as permitted by applicable regulations promulgated by the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference into this prospectus and any accompanying prospectus supplement, before making an investment decision.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including information included or incorporated by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our reports and other documents filed with the SEC:

•	the risks associated with lending and potential adverse changes in credit quality;

•	increased delinquency rates;

•	competition from other financial services companies in our markets;

•	the risks presented by a continued economic slowdown, which could adversely affect credit quality, collateral values, including real estate collateral, investment values, liquidity and loan originations;

•	legislative or regulatory changes that adversely affect our business or our ability to complete pending or prospective future acquisitions;

•	demand for banking products and services may decline;

•	the risks presented by a continued economic slowdown and the public stock market volatility, which could adversely affect our stock value and our ability to raise capital in the future; and

•	our success in managing risks involved in the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in “Risk Factors” above and in our reports filed with the SEC. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference in this prospectus, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy information and other information with the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.

The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional information about us and the securities being offered.

In addition, we maintain a corporate website, www.glacierbancorp.com. We make available through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superceded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Annual Report on Form 10-K for the year ended December 31, 2007, filed February 29, 2008;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, filed May 12, 2008; and the quarter ended June 30, 2008, filed August 8, 2008;

•	Current Reports on Form 8-K filed January 3, 2008; June 26, 2008; June 27, 2008; August 20, 2008; August 29, 2008; and

•	The description of our common stock contained in our Registration Statement on Form 8-B, filed with the SEC on November 19, 1990 (Registration No. 0-18911), and any amendment or report filed for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

Glacier Bancorp, Inc.
49 Commons Loop
Kalispell, Montana 59901
(406) 751-4703
Attention: LeeAnn Wardinsky, Corporate Secretary

ABOUT GLACIER

Glacier Bancorp, Inc. is a regional multi-bank holding company headquartered in Kalispell, Montana. We provide commercial banking services from more than 96 banking offices throughout Montana, Idaho, Wyoming, Utah and Washington. We offer a wide range of banking products and services, including transaction and savings deposits, commercial, consumer and real estate loans, mortgage origination services, and retail brokerage services. We serve individuals, small to medium-sized businesses, community organizations and public entities.

We are the parent holding company of ten wholly owned subsidiary commercial banks:

•	Glacier Bank, located in Kalispell, Montana, founded in 1955;

•	First Security Bank of Missoula, Montana, founded in 1973

•	Valley Bank of Helena, Montana, founded in 1978;

•	Big Sky Western Bank, located in Bozeman, Montana, founded in 1990;

•	Western Security Bank, located in Billings, Montana, founded in 2001;

•	First Bank of Montana, located in Lewistown, Montana, founded in 1924;

•	Mountain West Bank, located in Coeur d’Alene, Idaho with two branches in Utah and three branches in Washington, founded in 1993;

•	1st Bank, located in Evanston, Wyoming, founded in 1989;

•	Citizens Community Bank, located in Pocatello, Idaho, founded in 1996; and

•	First National Bank of Morgan, Utah, founded in 1903.

Additionally, on August 19, 2008, we entered into a merger agreement for the acquisition of Bank of the San Juans Bancorporation, headquartered in Durango, Colorado, which is anticipated to close in the fourth quarter of 2008.

As of September 30, 2008, we had total assets of approximately $5.2 billion, total net loans receivable and loans held for sale of approximately $3.9 billion, total deposits of approximately $3.0 billion and approximately $559.0 million in stockholders’ equity. Our common stock is listed on the Nasdaq Global Select Market under the symbol “GBCI.”

USE OF PROCEEDS

We will use the net proceeds from our sale of the securities for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding possible future acquisitions, or for any other purpose we describe in the applicable prospectus supplement. Pending allocation to specific uses, we intend to invest the proceeds in short-term interest-bearing investment grade securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby to one or more underwriters for public offering and sale by them and may also sell the securities directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have also reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions (i) at a fixed price; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may resell the securities at varying prices to be determined by the dealer.

We will describe in the applicable prospectus summary the specific plan of distribution, any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with or perform services for us in the ordinary course of their business for which they receive compensation.

DESCRIPTION OF SECURITIES

We may offer shares of common stock, shares of preferred stock, and/or warrants to purchase our common stock under this prospectus. A description of the securities, the terms of offering of securities, the initial offering price, the net proceeds to us and other material terms of the securities being offered will be contained in the prospectus supplement and other offering material relating to such offering. Any such description of the securities offered will be qualified in its entirety by reference to our articles of incorporation and bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Christensen, Moore, Cockrell, Cummings & Axelberg, P.C., and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Glacier Bancorp, Inc. as of December 31, 2007, 2006 and 2005 and for the years then ended and the effectiveness of internal control over financial reporting as of December 31, 2007 have been audited by BKD, LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007. Such consolidated financial statements have been incorporated in reliance upon such reports and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. The following expenses with the exception of the Securities and Exchange Commission registration fee are estimates:

Securities and Exchange Commission Registration Fee	(1)
Fees and expenses of accountants	(2)
Fees and expenses of counsel	(2)
Stock exchange listing fees	(2)
Printing expenses	(2)
Printing and engraving fees and expenses	(2)
Rating agency fees	(2)
Transfer agent fees	(2)
Miscellaneous	(2)
Total

(1)	Deferred in reliance on Rule 456(b) and 457(r).

(2)	The amount of these expenses is not presently known.

Item 15.	Indemnification of Directors and Officers

Sections 35-1-451 through 35-1-459 of the Montana Business Corporation Act (“MBCA”) contain specific provisions relating to indemnification of directors and officers of Montana corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided that when a director is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

The articles of incorporation of Glacier provide, among other things, that the personal liability of the directors and officers of the corporation for monetary damages shall be eliminated to the fullest extent permitted by the MBCA. Glacier’s bylaws provide that the corporation shall indemnify its directors and officers to the fullest extent not prohibited by law, including indemnification for payments in settlement of actions brought against a director or officer in the name of the corporation.

Item 16.	Exhibits

1	Form of Underwriting Agreement.(1)
4.1	Amended and Restated Articles of Incorporation.(2)
4.2	Amended and Restated Bylaws.(3)
5	Opinion of Christensen, Moore, Cockrell, Cummings & Axelberg, P.C. regarding legality of securities.
23.1	Consent of Christensen, Moore, Cockrell, Cummings & Axelberg, P.C. (contained in its opinion filed as Exhibit 5).
23.2	Consent of BKD, LLP, Glacier Bancorp’s independent registered public accounting firm.
24	Power of Attorney (included on signature page to the Registration Statement).

(1)	To be filed by amendment or as an exhibit to a report on Form 8-K and incorporated by reference herein pursuant to Regulation S-K, Item 601(b).

(2)	Incorporated by reference to Exhibit 3.i included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

(3)	Incorporated by reference to Exhibit 3.ii included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in

Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. That:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 434(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purposes of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on October 29, 2008.

GLACIER BANCORP, INC.

By: /s/ Michael J. Blodnick
Michael J. Blodnick
President and Chief Executive Officer

Each person whose individual signature appears below hereby authorizes and appoints Michael J. Blodnick and Ron J. Copher, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and any subsequent registration statement for the same offering which may be filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 29, 2008.

Signature	Title

/s/ Michael J. Blodnick Michael J. Blodnick	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ron J. Copher Ron J. Copher	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Everit A. Sliter Everit A. Sliter	Chairman of the Board and Director

/s/ James M. English James M. English	Director

/s/ Allen J. Fetscher Allen J. Fetscher	Director

/s/ Dallas I. Herron Dallas I. Herron	Director

/s/ Jon W. Hippler Jon W. Hippler	Director

/s/ Craig A. Langel Craig A. Langel	Director

Signature	Title

/s/ L. Peter Larson L. Peter Larson	Director

/s/ Douglas J. McBride Douglas J. McBride	Director

/s/ John W. Murdoch John W. Murdoch	Director

EXHIBIT INDEX

Exhibit
No.	Description of Exhibits

1	Form of Underwriting Agreement.(1)
4.1	Amended and Restated Articles of Incorporation.(2)
4.2	Amended and Restated Bylaws.(3)
5	Opinion of Christensen, Moore, Cockrell, Cummings & Axelberg, P.C. regarding legality of securities.
23.1	Consent of Christensen, Moore, Cockrell, Cummings & Axelberg, P.C. (contained in its opinion filed as Exhibit 5).
23.2	Consent of BKD, LLP, Glacier Bancorp’s independent registered public accounting firm
24	Power of Attorney (included on signature page to the Registration Statement).

(1)	To be filed by amendment or as an exhibit to a report on Form 8-K and incorporated by reference herein pursuant to Regulation S-K, Item 601(b).

(2)	Incorporated by reference to Exhibit 3.i included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

(3)	Incorporated by reference to Exhibit 3.ii included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.